UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2010
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In June 2009, New Frontier Energy, Inc. (the “Company”), Stull Ranches, LLC, and Clayton Williams Energy, Inc. entered into a settlement agreement (the “Settlement Agreement”) relating to an Easement Agreement granted by Stull Ranches, LLC to Clayton Williams Energy, Inc. which granted access to a road which serviced the Federal 12-1 and Federal 3-1 wells in the Focus Ranch Unit.  Pursuant to the terms of the Settlement Agreement, the Company is obligated to pay Stull Ranches’ attorneys’ fees and litigation expense in connection with the lawsuit to allow the assignment of the easement in an amount to be decided in an arbitration (the “Legal Fees Arbitration”). Pursuant to the Settlement Agreement, the parties agreed on a range of between $350,000 and $1,000,000 of the attorneys’ fees and litigation expense that Stull Ranches, LLC may collect from the Company.

On February 5, 2010, the arbitrator in the Legal Fees Arbitration awarded the attorneys for Stull Ranches, LLC attorneys’ fees in the amount of $779,599.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: February 9, 2010	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board